Exhibit 99.1

DATE: March 19, 2012

MEDIA CONTACT: Jeff Pounds (918) 573-3332	INVESTOR CONTACT: Sharna Reingold (918) 573-2078

Williams Partners Announces $2.5 Billion Acquisition to Establish Major

Footprint in Liquids-Rich Area of Marcellus Shale; Plans Joint Venture to

Pursue Utica Shale Opportunities

•	Partnership Agrees to Acquire Caiman Eastern Midstream

•	Acquisition Includes Dedicated Acreage, Gathering & Processing Commitments From 10 Producers

•	Significant Growth Potential – Liquids-Rich Area Is Most Economical Play in North America for Producers

•	Partnership Increasing 2012-13 Guidance, Introducing 2014 Guidance; Also Increasing Cash Distribution Guidance

•	Conference Call with Investors Scheduled to Discuss Acquisition and Guidance

TULSA, Okla. – Williams Partners L.P. (NSYE:WPZ) today announced it has agreed to acquire Caiman Energy’s wholly owned subsidiary, Caiman Eastern Midstream LLC, for approximately $2.5 billion. The acquisition will provide Williams Partners with a significant footprint and growth potential in the natural gas liquids-rich portion of the Marcellus Shale.

Williams (NYSE:WMB) owns 72 percent of Williams Partners, including the general-partner interest. Caiman Energy is backed by private equity investors including EnCap Flatrock Midstream, EnCap Investments L.P. and Highstar Capital.

Caiman Eastern Midstream is an independent gathering and processing business located in northern West Virginia, southwestern Pennsylvania and eastern Ohio. Caiman’s existing physical assets include a gathering system, two processing facilities and a fractionator. Expansions to the gathering system, processing facilities and fractionator are currently under construction. An ethane pipeline is also planned.

The assets are anchored by long-term contracted commitments, including 236,000 dedicated gathering acres from 10 producers in West Virginia, Ohio and Pennsylvania. In addition, there are processing commitments in place of 100 MMcf/d.

Williams Partners expects significant growth in gathering volumes and NGL production from these assets. There is an estimated 300 trillion cubic feet (Tcfe) of natural gas in place within a 35-mile radius of the system, and a significant amount remains undedicated. The partnership expects the Caiman system to gather more than 2 billion cubic feet per day (Bcf/d) and produce approximately 300,000 barrels per day (bbl/d) of NGLs and condensate by 2020. It expects the acquisition to be accretive to projected distributable cash flow attributable to partnership operations per LP unit by 2013, with substantial projected growth thereafter.

Joint Venture to Develop Utica Shale Infrastructure

Williams Partners is also announcing it intends to participate in a new joint venture with Caiman Energy and its investors and management to develop midstream infrastructure in the NGL- and oil-rich areas of the Utica Shale, primarily in Ohio and northwest Pennsylvania.

CEO Perspective

“These new assets, anchored by long-term agreements with a diverse set of customers, give us a major presence in the liquids-rich portion of the Marcellus Shale,” said Alan Armstrong, chief executive officer of Williams Partners’ general partner. “We expect significant long-term growth potential because the liquids-rich gas makes this area the most economical and top-performing play for producers in North America.

“It’s also just adjacent to the rich gas and oil-producing portions of the Utica Shale, where we’re planning on developing new infrastructure with Caiman. Our goal is to be the leading gathering, processing and transportation solution provider for producers in the Marcellus Shale.

“We’re putting together the kind of infrastructure that makes drilling in the Marcellus even more desirable for producers because we provide large-scale infrastructure solutions that connect producers’ natural gas and natural gas liquids to the best markets.”

Jack Lafield, president and CEO of Caiman Energy, made the following comments:

“We’re pleased that this transaction will achieve a strong return for our investors at EnCap and Highstar Capital. We're very proud of the sizable rich gas system we've built in the Marcellus and the great relationships Caiman has developed with producers and the people of West Virginia. The Williams name is synonymous with excellence and superior customer service. We're excited to turn over our gathering and processing assets to the Williams team. Williams has a unique ability to build on the value we've created in the Marcellus. They will serve our customers and the people of West Virginia with distinction.

“Today also marks the beginning of an exciting new alliance with Williams Partners,” Lafield said. “We're looking forward to working with Williams in the Utica Shale to bring midstream infrastructure to Ohio for producers working in this dynamic and rapidly evolving play. When you combine our management team and the expertise of both our companies in gas gathering, processing and NGLs, with our shared commitment to community and customer-focused solutions, it’s clear that Caiman and Williams are a powerful team.”

Transaction Terms and Funding

Williams Partners plans to fund the purchase price of the acquisition with a combination of $1.78 billion in cash and the issuance to Caiman of approximately 11.8 million Williams Partners common units valued at approximately $720 million. The partnership expects to fund the cash portion of the transaction with a combination of equity, debt and available cash. Williams Partners has entered into a commitment with respect to a $1.78 billion interim liquidity facility with UBS Investment Bank which would be available to fund the full cash purchase price for the acquisition.

Williams intends to make an additional investment in Williams Partners of approximately $1 billion to facilitate the acquisition. Williams intends to purchase approximately 16.3 million Williams Partners limited-partner units at a price equal to the price of the units Williams Partners will issue to Caiman. Williams has also agreed to temporarily waive the general partner incentive distributions through 2013 with respect to the limited-partner units to be issued to Caiman and Williams. Williams estimates the foregone IDRs would have yielded approximately $26 million in 2012 and $42 million in 2013.

Williams Partners and Williams remain committed to retaining investment-grade credit metrics.

The acquisition is subject to customary regulatory filings and approvals. The partnership expects to complete the acquisition in the second quarter of 2012.

Guidance Update

Williams Partners is providing an update to its 2012-13 guidance and introducing its initial 2014 guidance.

The new guidance reflects the Caiman acquisition’s expected contribution of approximately $40 million, $200 million and more than $400 million in adjusted segment profit plus DD&A in 2012, 2013 and 2014, respectively. Williams Partners expects the segment profit plus DD&A contribution to continue increasing substantially beyond the current 2012-14 guidance period. Williams Partners is also increasing its expectation for NGL margins in 2012-13 based on lower expected natural gas prices.

Capital expenditure guidance for 2012-13 is being updated to reflect the Caiman acquisition’s purchase price and expected post-closing growth capital expenditures of approximately $500 million in 2012 and approximately $590 million in 2013. Approximately $250 million in growth capital expenditures associated with the Caiman acquisition are planned for 2014.

Williams Partners is also increasing its expectation for its regular cash distributions to limited-partner unitholders in 2013. The partnership expects to deliver approximately 8 percent annual growth in distributions for 2012 and 8-10 percent annual growth for 2013 and 2014.

Williams Partners’ updated 2012-14 commodity price assumptions and guidance data is available in today’s presentation posted at www.williamslp.com/investors.

Advisors

Jefferies and UBS Investment Bank acted as financial advisors to Williams Partners and Gibson Dunn acted as legal counsel to Williams Partners. Additionally, UBS Investment Bank is acting as sole arranger for the Williams Partners interim liquidity facility.

Barclays and Citigroup acted as financial advisors to Caiman Energy and Vinson & Elkins acted as legal counsel to Caiman.

Williams Partners in the Marcellus

This acquisition builds on Williams Partners’ strategy to build large-scale infrastructure in the Marcellus Shale. It is currently building the Susquehanna Supply Hub in northeastern Pennsylvania, a major natural gas supply hub that will be capable of delivering more than 3 Bcf/d of Marcellus Shale production into four major interstate gas pipeline systems.

Williams Partners’ gathering system in northeastern Pennsylvania currently covers three counties and has a capacity of 750 MMcf/d. With the recent start-up of the Springville pipeline, it is now connected to three major interstate gas pipeline systems – Williams Partners’ Transco system, Tennessee Gas Pipeline and Millennium Pipeline. The recently announced 120-mile Constitution Pipeline will connect Williams Partners’ Susquehanna Supply Hub to the Iroquois Gas Transmission and Tennessee Gas Pipeline systems in Schoharie County, NY.

Williams Partners’ Transco interstate gas pipeline system runs through eastern Pennsylvania and has several expansion projects in the area. Among those is the proposed Atlantic Access project, which would significantly expand direct access for Marcellus and Utica Shale natural gas to additional, growing U.S. markets by late 2014.

Williams Partners also owns a 51-percent interest and operates the Laurel Mountain Midstream joint venture in western Pennsylvania. Laurel Mountain includes a gathering system of nearly 1,400 miles of pipeline with a capacity of approximately 230 MMcf/d.

Conference Call with Investors

Williams Partners and Williams are hosting a conference call with investors tomorrow at 9 a.m. EDT to discuss the acquisition and new guidance. A presentation and a link to the live webcast of tomorrow’s event will be available shortly at www.williams.com and www.williamslp.com. A limited number of phone lines will be available at (888) 438-5449. International callers should dial (719) 457-0349.

Non-GAAP Measures

This press release includes a certain financial measure – adjusted segment profit – that is a non-GAAP financial measure as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit excludes items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Management believes this measure provides investors meaningful insight into the company’s results from ongoing operations.

This press release is accompanied by a reconciliation of this non-GAAP financial measure to its nearest GAAP financial measure. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare a company’s performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the company and aid investor understanding. Adjusted segment profit is intended to represent an alternative to segment profit. It should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners L.P. (NYSE: WPZ)

Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 14 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 72 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com.

# # #

Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You typically can identify forward-looking statements by various forms of words such as "anticipates," "believes," "seeks," "could," "may," "should," "continues," "estimates," "expects," "forecasts," "intends," "might," "goals," "objectives," "targets," "planned," "potential," "projects," "scheduled," "will," or other similar expressions. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of cash distributions to unitholders;

•	Seasonality of certain business components; and

•	Natural gas, natural gas liquids, and crude oil prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•

Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies, market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•

Costs of, changes in, or the results of laws, government regulations (including safety and climate change regulation and changes in natural gas production from exploration and production areas that we serve), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 28, 2012, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.

Segment profit guidance – reported to adjusted

	2012 Guidance			2013 Guidance			2014 Guidance
Dollars in millions	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Midstream	$1,050	$1,275	$1,500	$1,325	$1,550	$1,775	$1,350	$1,600	$1,850
Gas Pipeline	680	700	720	700	725	750	775	800	825

Total Reported segment profit	1,730	1,975	2,220	2,025	2,275	2,525	2,125	2,400	2,675

Adjustments:
Acquisition Transaction Costs	50	50	50	—	—	—	—	—	—

Total Adjustments—Midstream	50	50	50	—	—	—	—	—	—
Total Adjustments—Gas Pipeline	—	—	—	—	—	—	—	—	—

Total Adjustments	50	50	50	—	—	—	—	—	—

Adjusted segment profit:
Midstream	1,100	1,325	1,550	1,325	1,550	1,775	1,350	1,600	1,850
Gas Pipeline	680	700	720	700	725	750	775	800	825

Total Adjusted segment profit	$1,780	$2,025	$2,270	$2,025	$2,275	$2,525	$2,125	$2,400	$2,675